                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                            MICHAEL BAKER CORPORATION
               (Exact name of issuer as specified in its charter)

             PENNSYLVANIA                         25-0927646
    (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization)            Identification No.)
         AIRSIDE BUSINESS PARK
           100 AIRSIDE DRIVE
       MOON TOWNSHIP, PENNSYLVANIA                  15108
(Address of Principal Executive Offices)         (Zip Code)

                1996 NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)
                                 ---------------
                                H. JAMES MCKNIGHT
                   VICE-PRESIDENT, GENERAL COUNSEL & SECRETARY
                            MICHAEL BAKER CORPORATION
                              AIRSIDE BUSINESS PARK
                                100 AIRSIDE DRIVE
                             MOON TOWNSHIP, PA 15108
                                 (412) 269-2532
     (Telephone number, including area code, of agent for service)
                                    Copy to:
                           JEFFREY G. AROMATORIO, ESQ.
                                 REED SMITH LLP
                                435 SIXTH AVENUE
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 288-3364
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

      TITLE OF                 AMOUNT            PROPOSED MAXIMUM         PROPOSED MAXIMUM           AMOUNT
     SECURITIES                 TO BE           OFFERING PRICE PER       AGGREGATE OFFERING      OF REGISTRATION
  TO BE REGISTERED           REGISTERED(1)           SHARE(2)                   PRICE                   FEE
  ----------------           -------------      ------------------       ------------------      ---------------
Common Stock, $1.00 par
value per share               1,000,000              $24.075                 $24,075,000            $2,833.63

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Michael Baker Corporation 1996 Nonemployee Directors' Stock Incentive Plan and the Michael Baker Corporation 2003 Long-Term Incentive Compensation Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued but are not subject to stock options or restricted shares is based on the average of the high and low sales price of the Common Stock as reported on the American Stock Exchange Composite transactions listing for March 7, 2005 as quoted in The Wall Street Journal.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission (File No. 1-6627) are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

      (a) The Company's latest annual report on Form 10-K filed pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934
Act");

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to in paragraph (a) above; and

      (c) The Company's Articles of Incorporation authorize the issuance of 300,000 shares of Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), issuable in one or more series, and 50,000,000 shares of Common Capital Stock, par value $1.00 per share, divided into two series, consisting of 44,000,000 shares of Common Stock and 6,000,000 shares of Series B Common Stock.

      All the issued and outstanding shares of the Common Stock are, and the shares registered hereunder will be, when issued and paid for, validly issued, fully paid and non-assessable. No shares of Preferred Stock have been issued.

      Voting Rights. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders and each share of Series B Common Stock entitles the holder thereof to ten votes on all such matters. All matters submitted to a vote of shareholders are voted upon by holders of Common Stock and Series B Common Stock voting together except that (i) holders of Common Stock and Series B Common Stock are entitled to vote separately as a class on certain extraordinary transactions involving the Company or on certain amendments to the Articles of Incorporation of the Company, and (ii) holders of Common Stock, voting separately as a class, are entitled to elect one-fourth of the directors to be elected at a meeting (other than directors whom future holders of Preferred Stock may have the right to elect), rounded, if necessary, to the next highest whole number. Holders of Common Stock vote together with the holders of Series B Common Stock on the election of the remaining directors (other than those electable by future holders of Preferred Stock).

      Holders of Common Stock and Series B Common Stock have cumulative voting rights in the election of directors, including, in the case of holders of Common Stock, directors elected by such holders voting separately as a class. Cumulative voting entitles each shareholder to that number of votes in the election of directors as is equal to the number of shares which he holds of record (multiplied by ten, in the case of Series B Common Stock) multiplied by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees as he chooses.

      Under its Articles of Incorporation the Company is not permitted to issue any additional shares of Series B Common Stock, except out of treasury, without the approval of a majority of the votes of the outstanding shares of Common Stock and Series B Common Stock, each voting separately as a class, except for
(i) contributions to the Company's Employee Stock Ownership Plan or any comparable successor plan (the "ESOP"), (ii) sales by the Company to the ESOP for cash, or (iii) issuances in the event of any stock splits or stock dividends on the Series B Common Stock. With the approval of shareholders, shares of Series B Common Stock could be issued for any proper corporate purpose. All shares of Series B Common Stock received by the Company upon conversion thereof into Common Stock will (if permitted by law) become authorized but unissued shares, unless the Board of Directors provides by resolution that any or all of such shares may not be reissued.

      If at any time (i) the number of outstanding shares of Series B Common Stock as reflected on the stock transfer books of the Company falls below 5% of the aggregate number of issued and outstanding shares of the Common Stock and Series B Common Stock, or (ii) the Board of Directors and the holders of a majority of the outstanding shares of Series B Common Stock approve the conversion of all of the Series B Common Stock into Common Stock then, immediately upon the occurrence of either such event, the outstanding shares of Series B Common Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Series B Common Stock will thereafter be deemed to represent a like number of shares of Common Stock.

      Conversion Rights. At the option of the holder, each outstanding share of Series B Common Stock is convertible at any time into one share of Common Stock without cost to the shareholder.

      Transferability. Shares of Common Stock are freely transferable. Series B Common Stock is only transferable by a shareholder to or among such holder's spouse, certain of such holder's relatives, certain trusts established for their benefit, such holder's estate and the ESOP or any successor plan and trust. Shareholders who desire to sell their shares of Series B Common Stock may convert those shares into an equal number of shares of Common Stock and sell the shares of Common Stock. Any transfer of shares of Series B Common Stock not permitted under the Articles of Incorporation results in the conversion of the shares of Series B Common Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Company.

      Dividend and Liquidation Rights. Dividends may be declared by the Board of Directors and paid on the Company's Common Stock and Series B Common Stock out of funds legally available therefor in accordance with the provisions of the Pennsylvania Business Corporation Law; subject, however, to the rights of the holders of any Preferred Stock.

      Each share of Common Stock is entitled to receive cash dividends of no less than cash dividends to Series B Common Stock and in all other cases will be equal in respect of dividends and other distributions in stock or property of the Company (including distributions upon liquidation of the Company). However, in the case of dividends or other distributions payable on the Common Stock and the Series B Common Stock in Common Capital Stock of the Company, including distributions pursuant to stock splits or dividends, only Common Stock will be distributed with respect to Common Stock and only Series B Common Stock will be distributed with respect to Series B Common Stock. In no event will either Common Stock or Series B Common Stock be split, divided or combined unless the other is split, divided or combined equally.

      In the event of the liquidation of the Company, the holders of the Common Stock and Series B Common Stock would be entitled to share ratably in the net assets of the Company available for distribution after satisfaction of the rights of the holders of any Preferred Stock.

      Miscellaneous. Neither the Common Stock nor the Series B Common Stock carries any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the filing of the annual report on Form 10-K referred to in paragraph (a) above and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that the information included in any document in response to Item 306 or paragraphs (i),
(k) or (l) of Item 402 of Regulation S-K is not incorporated by reference in this Registration Statement.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration

Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

            (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

            (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

            (3) by the shareholders.

      Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      BCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Section 1750 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the subchapter governing indemnification shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs and personal representatives of such director, officer, employee or agent.

      The Company's Articles of Incorporation. Article IV, Section 2 of the Company's Articles of Incorporation (the "Indemnification Article") provides that, except as prohibited by law, every director and officer of the Company is entitled as of right to be indemnified by the Company against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, by reason of such person being or having been a director or officer of the Company or of a subsidiary or serving or having served at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, that there exists no right of indemnification with respect to an action initiated by a director or officer against the Company other than an action for indemnification against the Company. The Indemnification Article does not apply to any action filed prior to January 27, 1987.

      The Indemnification Article further provides that every indemnitee shall be entitled as of right to have his or her expenses in defending any action or proceeding, or in initiating and pursuing any action or proceeding against the Company for indemnification or advancement of expenses, paid in advance by the Company prior to final disposition of any such action or proceeding, provided that the Company receives a written undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for such expenses.

      If a written claim for indemnification or for advancement of expenses is not paid within thirty days after it is received by the Company, the director or officer submitting the claim may bring suit against the Company to enforce payment of the claim and, if successful in whole or in part, may also recover the expenses of the suit. While it will be a defense to any such suit that the conduct of the director or officer was such that Pennsylvania law would prohibit indemnification, the burden of proving this defense will be on the Company. Neither a failure by the Company to determine that indemnification is proper in the circumstances nor an actual determination by the Company that the indemnitee's conduct was such that indemnification would be prohibited by law will be a defense to such suit or create a presumption that the conduct of the indemnitee was such that the indemnification would be prohibited by law.

      The Indemnification Article further provides that the right to indemnification and the advancement of expenses shall be treated as contractual rights of persons entitled to indemnification and shall not be deemed exclusive of any other rights of indemnification which a person seeking indemnity may have under any agreement, bylaw or charter provision, vote of stockholders or directors or otherwise.

      The Indemnification Article provides that the Company may purchase and maintain insurance to protect itself and any person entitled to indemnification against any liability or expense asserted against or incurred by such person, whether or not the Company would be permitted to indemnify against such liability or expense by law or under the Indemnification Article.

      Future changes in Pennsylvania law expanding or contracting the scope of permissible indemnification would automatically expand or contract the scope of indemnification authorized by the Indemnification Article. However, any amendment or repeal of the Indemnification Article would not limit the rights of directors or officers to be indemnified with respect to acts or omissions which occurred prior to the change.

      The Company's former bylaw providing for indemnification applies to all actions, suits or proceedings commenced against directors or officers prior to January 27, 1987 and to the extent the BCL does not permit the Indemnification Article to apply to the same, to any breach of performance of duty or any failure of performance of duty by any director or officer which occurred prior to January 27, 1987. It provides for indemnification to the maximum extent permitted by the BCL.

      As permitted by BCL Section 1713, the articles of incorporation and bylaws of the Company also provides that, to the fullest extent the laws of the Commonwealth of Pennsylvania in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Company will be personally liable for monetary damages for any action taken, or failure to take any action, as a director. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to Federal, state or local law. Under the BCL, a director may be so protected from personal liability for such action or inaction unless (a) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interest of the Company and with such care, including reasonable inquiry, skill and diligence as a person of ordinary prudence would use under similar circumstances, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. In carrying out the duties referred to in clause (a) of the preceding sentence, a director is entitled to rely in good faith on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared by one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in such matters, counsel, public accountants and other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person or a committee of the Board upon which the director does not serve, duly designated in accordance with law, as to matters within such committee's designated authority, if the director reasonably believes the committee merits confidence. A director is not considered to be acting in good faith if he has knowledge concerning the matter in question which would render his reliance to be unwarranted. The amendments concerning personal liability for monetary damages do not apply to any action filed prior to January 27, 1987 nor to any breach of performance or failure of performance of duty occurring prior to January 27, 1987.

      The Company has purchased director and officer liability insurance. Such insurance covers its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933, as amended. Under this type of insurance, the Company would receive reimbursement for amounts as to which the directors and officers would be indemnified under the Indemnification Article. The insurance would also provide certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under the Indemnification Article.

      The Indemnification and Insurance Agreement provides essentially the same rights to indemnification against expenses and liability, advancement of expenses and partial indemnification as are provided in the Indemnification Article, except that a contractee has the additional right to cause judgment to be confessed against the Company if expenses are not advanced by the Company within 30 days after a written request by the contractee. In addition, such Agreement provides that expenses may be advanced to a contractee before payment is reasonably expected to be made to the contractee under an insurance policy or a security arrangement established by the Company subject to an undertaking by the contractee to reimburse the Company for the amount advanced upon receipt of such amount by the contractee pursuant to the insurance policy or security arrangement.

      Further, the Indemnification and Insurance Agreement provides that if the full indemnification claimed by the contractee may not be paid by the Company to the contractee because such indemnification is prohibited under Pennsylvania law and the Company has been found to be jointly liable with the contractee as to the matter of which indemnification was sought (or would be so liable if the Company were joined in such matter), the contractee has a right to contribution from the Company for the amount of any expenses or liability incurred by the contractee as to such matter based on the relative benefits received by the Company and the contractee from the transaction from which the liability arose and the relative fault of the Company (including the Company's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as other relevant equitable considerations.

      Separately, the Indemnification and Insurance Agreement, while not requiring the Company to maintain the director and officer liability insurance in effect at the time the Agreement is entered into with a contractee, provides that if such insurance is not maintained, the Company will in effect become a self-insurer by providing the same insurance benefits that would have been provided had the insurance been continued. Since the Company may purchase insurance against certain types of liabilities, such as liabilities under the Federal securities laws, for which the Company might not be able to provide indemnification (see Item 17 below), this contract right may have the effect of providing broader payment rights than would be available under the Indemnification Article should the Company fail to maintain its director and officer liability insurance.

      Under the Indemnification and Insurance Agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and liability, contribution and payment for failure to maintain insurance provided by the Agreement notwithstanding any amendment or repeal of the Indemnification Article. In addition, although a change in Pennsylvania law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification Article, the Indemnification and Insurance Agreement provides that a change in law restricting indemnification rights will not affect the indemnification rights of a contractee unless the law so requires.

      The Company has entered into Indemnification and Insurance Agreements with its present directors and intends to enter into such Agreements with its future directors. Indemnification and Insurance Agreements may also be entered into from time to time with certain officers of the Company who are not directors as designated by the Board. Each Indemnification and Insurance Agreement will only apply to actions commenced after the date of the Agreement; such actions may, however, arise from acts or omissions occurring before the date of the Agreement.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page II-10.

ITEM 9.  UNDERTAKINGS.

      (a)   Rule 415 offering.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Filings incorporating subsequent Exchange Act documents by reference.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h)   Filing of Registration Statement on Form S-8.

            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MOON TOWNSHIP, PENNSYLVANIA, ON THE 10TH DAY OF MARCH, 2005.

                       MICHAEL BAKER CORPORATION

                       BY: /s/ DONALD P. FUSILLI, JR
                           ----------------------------------------
                           DONALD P. FUSILLI, JR., PRESIDENT AND
                           CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald P. Fusilli, Jr. and H. James McKnight his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 10TH DAY OF MARCH, 2005.

        Name                                          Title
        ----                                          -----
/s/ Richard L. Shaw              Chairman of the Board
--------------------------
Richard L. Shaw

/s/ Donald P. Fusilli, Jr.       Director, President and Chief Executive Officer
---------------------------      (Principal Executive Officer)
Donald P. Fusilli, Jr.

/s/ Robert N. Bontempo           Director
---------------------------
Robert N. Bontempo

/s/ Nicholas P. Costantakis      Director
---------------------------
Nicholas P. Costantakis

                                 Director
---------------------------
William J. Copeland

        Name                                          Title
        ----                                          -----

                                 Director
---------------------------
Roy V. Gavert, Jr.

/s/ Thomas D. Larson             Director
---------------------------
Thomas D. Larson

/s/ William P. Mooney            Executive Vice President and Chief Financial Officer
---------------------------
William P. Mooney

                                 Director
---------------------------
John E. Murray, Jr.

                                 Director
---------------------------
Pamela S. Pierce

/s/ Craig O. Stuver              Senior Vice President, Corporate Controller and
---------------------------      Treasurer (Chief Accounting Officer)
Craig O. Stuver

                            MICHAEL BAKER CORPORATION

                1996 NONEMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN
                   2003 LONG-TERM INCENTIVE COMPENSATION PLAN

                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index

Exhibit No.                                Document                                       Sequential Page
-----------       ------------------------------------------------------------------      ---------------
 4.1              Articles of Incorporation of the Company, as amended.                           *

 4.2              Bylaws of the Company, as amended.                                             **

 5.1              Opinion of Reed Smith LLP as to the legality of the Common Shares,
                  filed herewith.                                                                12

23.1 Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1 hereto).

23.2              Consent of PricewaterhouseCoopers, LLP, Independent Registered
                  Public Accounting Firm                                                         14

24.1              Power of Attorney, filed herewith as part of the signature pages.

------------------

* Incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

** Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.